Exhibit 10.17
BROOKSIDE TECHNOLOGY HOLDINGS CORP
2007 STOCK OPTION PLAN
I. Purpose.
     The purpose of this Brookside Technology Holdings Corp Stock Option Plan is to advance the interests of Brookside Technology Holdings Corp, a corporation organized under the laws of Texas (the “Company”) by providing eligible key employees, consultants and non-employee directors of the Company (as designated pursuant to Section 3 below) an opportunity to acquire (or increase) shares of common stock of the Company, which thereby will create stronger incentives to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ or service of the Company.
     The 2007 Stock Option Plan was approved by the Board of Directors on April 19, 2007 and by its stockholders on June 21, 2007.
II. Definitions.
          The following terms shall have the meanings shown:
     2.1 “Board of Directors” shall mean the Board of Directors of the Company.
     2.2 “Change of Control” shall mean any event described in Section 6.1.
     2.3 “Code” shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.
     2.4 “Common Stock” shall mean shares of the common stock of the Company, no par value, except as provided in Section 7.2 of the Plan.
     2.5 “Consultant” shall mean any individual who performs valuable services for pay for the Company (or any Subsidiary) on a regular and on-going basis who is not an employee of the Company.
     2.6 “Date of Grant” shall mean the date specified by the Board of Directors on which a grant of Options, or a grant or sale of Restricted Stock, shall become effective, which shall not be earlier than the date on which the Board of Directors takes action with respect thereto.
     2.7 “Fair Market Value” shall mean the fair market value of a share of Common Stock as determined by the Board of Directors in good faith, as reflected in the minutes of the Board of Directors. For periods in which there is no public market for the Common Stock, the Board of Directors may rely in good faith upon any written opinions or other advice provided to the Board of Directors with respect to the valuation of the Common Stock by professional advisors, including any professional appraiser or accountants (including the Company’s certified public accountants) who may present reports or other advice to the Board of Directors.

          In determining the Fair Market Value as of any Date of Grant during a period in which the Common Stock is publicly traded, the Board of Directors shall determine the fair market value as of that Date of Grant by reference to (a) the closing price of the Common Stock on the principal exchange on which the Common Stock is then traded, if any, on the trading day previous to such Date of Grant, or, if the Common Stock is not traded on such date, then on the next preceding trading day prior to the Date of Grant on which a sale was quoted on such exchange, (b) if the Common Stock is not then listed or traded on a stock exchange but is regularly quoted on, the Nasdaq bulletin board, the OTC Bulletin Board, or a successor quotation system, (1) the average of the closing price quotations, if any, reported on such bulletin board with respect to the sale of Common Stock over a period of up to ten (10) trading days preceding the Date of Grant, or, (2) if no closing prices are so quoted, the mean between the closing asked and bid prices quoted for the Common Stock on each trading day prior to the Date of Grant as the Board of Directors may determine to be necessary and appropriate to obtain a reliable indicator of fair market value on the Date of Grant.
     2.8 “Grant Agreement” shall mean a written agreement between the Company and a Participant who has been granted Options or Restricted Stock under this Plan.
     2.9 “ISOs” shall mean options which are intended to qualify as incentive stock options under Section 422 of the Code.
     2.10 “Management Objectives” shall mean the achievement of performance objectives established by the Board of Directors pursuant to this Plan for Participants who have received grants of Restricted Stock or Options with performance-vesting. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Board of Directors in establishing performance objectives: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index of companies of a similar capitalization or in similar industries; (3) net income; (4) annual or quarterly sales or net sales; (5) annual revenues; (6) pretax earnings; (7) earnings before interest expense, taxes, depreciation and amortization; (8) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (9) operating margin; (10) earnings per share; (11) return on equity; (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital or inventory; (16) ratio of debt to stockholders’ equity; or (17) for awards granted before any equity securities of the Company are registered under the Securities Act of 1933 or otherwise publicly traded, any other specific performance measure established or set forth by the Board of Directors. For grants made during periods in which equity securities of the Company are publicly traded, one or more of the foregoing business criteria described in subparagraphs (1) through (16) shall be exclusively used in establishing performance objectives for grants to executive officers that are intended to qualify as “performance-based compensation” under Code Section 162(m).
     2.11 “Non-Employee Director” shall mean a member of the Board of Directors who is not an employee or Consultant of the Company, or of any Subsidiary.

     2.12 “Nonstatutory Options” shall mean options which are not intended to qualify as ISOs.
     2.13 “Option Price” shall mean, with respect to any Option, the amount designated in a Participant’s Grant Agreement as the price per share he or she will be required to pay to exercise the Option and acquire shares of Common Stock subject to such Option.
     2.14 “Options” shall mean any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan.
     2.15 “Participant” shall mean any employee, Non-Employee Director, or Consultant of the Company or of any Subsidiary, who has been granted Options or Restricted Stock under the terms of this Plan.
     2.16 “Plan” shall mean this Brooksdie Technology Holdings Corp 2007 Stock Option Plan, as the same may be amended from time to time.
     2.17 “Restricted Stock” shall mean shares of Common Stock that are issued to eligible officers, employees or Consultants of the Company, or of its Subsidiaries, and made subject to restrictions in accordance with Article V of the Plan, including shares of Common Stock to be issued in the future contingent upon the satisfaction of conditions established by the Board of Directors, which may include Management Objectives set forth in Section 2.10, and set forth in the Participant’s Grant Agreement.
     2.18 “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code.
III. Eligibility.
     3.1 Participation. The Board of Directors may grant Options and/or Restricted Stock awards under this Plan to any officer, key employee or Consultant of the Company. In granting such awards and determining their form and amount, the Board of Directors shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Company and such other factors as the Board of Directors may, in its discretion, deem relevant.
     3.2 Named Executive Officers. Notwithstanding any other provisions of this Plan, if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, any officer who is (or is likely to become) a named executive officer shall not be granted Options or Restricted Stock unless the grant has been approved by a Board of Directors or a Committee of the Board of Directors comprised exclusively of outside directors who qualify as “outside directors” within the meaning of Code Section 162(m) and any IRS regulations promulgated thereunder.

     3.3 Employees of Subsidiaries. The Board of Directors may also, in its discretion, grant Options or Restricted Stock awards under this Plan to any officer, key employee or Consultant of any Subsidiary of the Company.
     3.4 Non-Employee Directors. The Board of Directors may grant Options or Restricted Stock awards under this Plan to Non-Employee Directors only to the extent permitted under such written policy on the compensation of non-employee directors as may have been approved by the full Board of Directors.
IV. Options.
     4.1 Terms and Conditions. The Board of Directors may, in its sole discretion, from time to time grant Options to any officer, key employee or Consultant of the Company or Subsidiary of the Company. The grant of an Option to an eligible officer, key employee or Consultant shall be evidenced by a written Grant Agreement in substantially the form approved by the Board of Directors. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Board of Directors may deem appropriate.
          (a) Shares Covered. The Board of Directors shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant.
          (b) Maximum Term of Options. The term of each Option shall be for such period as the Board of Directors shall determine, but unless the Board of Directors determines that another term is more appropriate and includes that other term in the Participant’s Grant Agreement, the term for any Option granted under this Plan shall be for ten years from the Date of Grant thereof.
          (c) Vesting of Options. The Board of Directors shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. Unless the Board of Directors determines that another vesting schedule should apply and includes that vesting schedule in the Participant’s Grant Agreement, any Option granted under this Plan shall vest in equal annual installments over a period of five (5) years.
          The Board of Directors may, in its discretion, condition the vesting and exercisability of any Option granted under the Plan on satisfaction of (i) any minimum period of continued employment with the Company by the Participant the Board of Directors deems appropriate (“service vesting”), (ii) satisfaction of any of one or more Management Objectives the Board of Directors deems appropriate (“performance vesting”), or (iii) any combination of servicing vesting and performance vesting requirements the Board of Directors deems appropriate.
          (d) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but shall in no event be less than the current fair market value of the Common Stock on the Date of Grant.

          (e) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Secretary of the Company of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares of Common Stock will be issued and transferred to the Participant upon receipt by the Company of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Company’s tax withholding obligations pursuant to Section 8.2 of this Plan.
          (f) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the Common Stock with respect to which an Option is exercised may be paid to the Company at the time of exercise, in the form of (i) cash, (ii) delivery to the Company of shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, or (iii) a combination of any of the above equal to the Option Price for the shares.
     4.2 Effect of Termination of Employment, Retirement, Disability or Death.
          (a) Unless otherwise expressly provided in the Participant’s Grant Agreement or an employment agreement expressly approved by the Board of Directors, if a Participant’s employment (or service on the Board of Directors for a Non-Employee Director, or other relationship for a Consultant) with the Company is involuntarily terminated, or is terminated by the Participant without the Company’s express consent, for any reason other than retirement, disability or death, his or her Options shall terminate immediately upon the date of the termination, unless the Board of Directors decides, in its sole discretion, to waive this termination.
          Notwithstanding the foregoing, if a Participant’s employment with the Company (or service on the Board of Directors, for a Non-Employee Director, or other relationship, in the case of a Consultant) is involuntarily terminated for “cause,” his or her Options shall terminate immediately on the date of the termination. For this purpose, termination for “cause” shall include termination for breaching any covenants not to compete, non-solicitation, confidentiality or similar covenants the Participant has made in any employment agreement or confidentiality agreement with the Company, or, if the Participant has an employment agreement with the Company, any event that would permit the Company to involuntarily terminate his employment under that employment agreement for cause or good reason.
          (b) Any Option Agreement may, in the Board of Directors’ sole discretion, include such provisions as the Board of Directors deems advisable with respect to the Participant’s right to exercise the Option subsequent to retirement at or after age 60 or other termination with the consent of the Company, or subsequent to termination of the Participant’s employment (or other relationship, in the case of a Non-Employee Director or Consultant) by reason of total and permanent disability; provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant’s Grant Agreement pursuant to Section 4.1(b).

          (c) Any Grant Agreement may, in the Board of Directors’ sole discretion, provide that, in the event the Participant dies while in the employ of the Company (or while serving as an active Consultant), or while he or she has the right to exercise his or her Options under the preceding Section 4.2(b), the Options may be exercised (to the extent it had become exercisable prior to the time of the Participant’s death), during such period of up to one year after the date of the Participant’s death as the Board of Directors deems to be appropriate, by the personal representative of the Participant’s estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.
          (d) For purposes of this Section 4.2, termination of a Participant shall be deemed to occur at such time as the Board of Directors shall determine that the Participant is no longer a common law employee or active Consultant of the Company or any Subsidiary. The Board of Directors shall have the discretion to determine whether the employment relationship or consulting relationship between the Company (or Subsidiary) and any Participant has terminated. Part-time or non-exclusive employment by the Company may be considered employment by the Company as long as the Participant is treated as an employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Board of Directors shall have full discretion to determine whether a Participant’s reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment (or termination of consulting services, in the case of a Consultant) for purposes of this Plan.
     4.3 Designation of Options as Incentive Stock Options. The Board may, in its discretion, specify that any Option granted to a Participant who is employed by the Company, or by a Subsidiary (to the extent specified in Section 3.3 above), shall be an ISO qualifying under Code Section 422. Each Grant Agreement which provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Grant Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.
          Any Options granted under this Plan which are designated as ISOs shall comply with the following terms:
          (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Company and all stock of any Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Company (or any Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.
          (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

          (c) In the case of an ISO granted to a Participant who is a ten percent stockholder of the Company, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.
          (d) No Option designated as an ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any Option designated as an ISO shall be exercisable only by the Participant.
     4.4 Authority to Waive Restrictions on Exercisability. The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(c), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith.
     4.5 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Board of Directors may, in its discretion, permit a Participant to transfer all or a portion of his or her Options to members of his or her immediate family as defined in Securities and Exchange Commission Rule 701, to trusts for the benefit of members of his immediate family, or to family partnerships or limited liability company which immediate family members are the only partners or members, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee.
     4.6 Covenants Not to Compete. The Board of Directors may, in its discretion, condition any Option granted to an employee, Consultant or Director of the Company upon such Participant’s agreement to enter into such covenant not to compete with the Company as the Board of Directors may deem to be desirable. Such covenant not to compete shall be appended to the Participant’s Grant Agreement, and the Grant Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Board of Directors’ discretion, a Participant’s Grant Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.
V. Restricted Stock.
     5.1 Rights As A Stockholder. Subject to Section 3.3 above, the Board of Directors may, in its discretion, grant a Participant an award consisting of shares of Common Stock, or sell a Participant shares of Common Stock on such terms as the Board of Directors may determine to be appropriate. At the time of the award, the Board of Directors shall cause the Company to deliver to the Participant, or to a custodian or an escrow agent designated by the Board of Directors, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder of the Company with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Company, if any, as the Board of Directors may determine to be desirable pursuant to Section 5.3 of the Plan. The Board of Directors may designate the Company or one or more of its executive officers to act as custodian or escrow agent for the certificates.
     5.2 Awards and Certificates.
          (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Company, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a Grant Agreement evidencing the terms of the Restricted Stock award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions of such award, including, if the shares of Restricted Stock are to be sold to the Participant, payment of the specified purchase price for the Restricted Stock award on such terms as the Board of Directors may set.
          (b) When a Participant is granted Restricted Stock, the Company shall issue a stock certificate or certificates in respect of the shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:
“The transferability of the Common Units represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Grant Agreement entered into between the registered owner and Brooksdie Technology Holdings Corp A copy of such Agreement is on file in the offices of the Secretary of the Company, 333 4th Ave. North, St. Petersburg, Florida 33701.”
          (c) Except as may be otherwise determined by the Board of Directors pursuant to Section 5.1 above (or as required in order to satisfy the tax withholding obligations imposed under Section 8.2 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Company other than the rendering of services.
     5.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article V of the Plan shall be subject to the following restrictions and conditions:
          (a) During a period set by the Board of Directors of not more than ten (10) years, commencing with the Date of Grant (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded to him or her. Within these limits, the Board of Directors may provide for the lapse of such restrictions in installments where deemed appropriate, or for the lapse of such restrictions upon the satisfaction of such minimum periods of continued service with the Company or the achievement of such Management Objectives as the Board of Directors may have established in connection with the award.
          (b) Except as provided in Section 5.3(a), the Participant shall have with respect to the Restricted Stock award all of the rights provided to any holder of Common Stock of the Company, subject to the terms of the Shareholder Agreement, including the right to vote the Restricted Stock and receive a share of any dividends or other distributions declared with respect to the Common Stock.
          (c) Subject to the provisions of Section 5.3(d), unless otherwise provided in the Participant’s Grant Agreement or an employment agreement expressly approved by the Board of Directors, upon termination of the Participant’s employment with the Company (or termination of the Participant’s status as a Non-Employee Director or Consultant of the Company) during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to or repurchased by the Company on such terms as may be set forth in the Participant’s Grant Agreement.
          (d) In the event of a Participant’s retirement, permanent total disability, or death, or in cases of special circumstances, the Board of Directors may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock.
          (e) Notwithstanding the other provisions of this Section 5.3, the Board of Directors may adopt rules which would permit a Participant to transfer all or a portion of his or her Restricted Stock to members of his or her immediate family as defined in SEC Rule 701, or to a trust for the benefit of members of his or her immediate family, or to a family limited partnership or limited liability companies of which immediate family members are the only partners or members, provided that the Restricted Stock so transferred shall be similarly restricted.
          (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.
          (g) Nothing in this Section 5.3 shall preclude a Participant from exchanging any Restricted Stock for any other equity securities of the Company that are similarly restricted.
VI. Change in Control Transactions.
     6.1 Change in Control. For purposes of this Plan, a “Change in Control” shall include any of the events described below:
     (a) Any one person, or more than one person acting as a group (as determined under Subsection (d) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Company possessing 35 percent or more of the total voting power of the outstanding equity securities of the Company; or
     (b) a majority of members of the Board of Directors is replaced during any 12-month period by members whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election; or
     (c) any one person, or more than one person acting as a group (as determined in Subsection (e) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, no Change in Control shall be considered to have occurred for purposes of this Plan by reason of any issuance of Common Stock or other equity securities of the Company in any public offering or private placement approved by the Board of Directors, by reason of the issuance of Common Stock upon the exercise of warrants or any convertible securities which were approved by the Board of Directors, or by reason of a change in the composition of the Board of Directors resulting from the appointment of one or more directors pursuant to Board representation rights granted to a venture capital fund or similar investor. Further, no Change in Control shall be considered to have occurred by reason of a transfer of Common Stock or assets of the Company to the members of the Company or to another entity that is controlled by the members of the Company immediately after the transfer.
     For purposes of this Section 6.1, persons will not be considered to be acting as a group solely because they purchase assets or purchase or own equity securities of the same firm at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation or limited liability company that enters into a merger, consolidation, purchase or acquisition of stock, purchase or acquisition of assets, or similar business transaction with the Company.
     6.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Board of Directors may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):
     (i) Accelerate the exercise dates of any outstanding Options;
     (ii) Make outstanding Options fully vested and exercisable;

     (iii) Determine that all or any portion of conditions associated with a Restricted Stock award have been met;
     (iv) Grant a cash bonus award to any of the holders of outstanding Options;
     (v) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options or unvested Restricted Stock; or
     (vi) Make any other adjustments or amendments to the Plan and outstanding Options or Restricted Stock awards and/or substitute new Options or other awards.
If the Common Stock is registered under the Securities Exchange Act of 1934, any such action with respect to any Named Executive Officer shall be effective only if it is approved by a committee comprised exclusively of outside directors within the meaning of Code section 162(m).
          In exercising its authority under this Section 6.2, the Board of Directors shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options, or Restricted Stock awards granted to any particular Participant will be affected (subject to any pre-existing provisions in the Participant’s Grant Agreement or employment agreement with the Company requiring accelerated vesting upon a Change in Control).
VII. Aggregate Limitation on Common Stock Available for Issuance.
     7.1 Number of Common Stock Available.
          (a) The shares of Common Stock which may be issued pursuant to Options or Restricted Stock awards granted under the Plan may be either authorized and unissued Common Stock or shares of Common Stock reacquired by the Company from members. The number of shares of Common Stocks reserved for issuance pursuant to the exercise of Options granted under this Plan, or as Restricted Stock awards under Article V of this Plan, shall not exceed 5,000,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 7.2.
          (b) For purposes of Section 7.1(a), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the Optionee, exclusive of any shares of Common Stock surrendered to the Company as payment of the Option price.
          (c) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

          (d) In the event that any Restricted Stock award is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.
     7.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of Restricted Stock and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems necessary to prevent substantial dilution or enlargement of the rights granted to Participants.
          New option rights may be substituted for the Options granted under the Plan, or the Company’s duties as to Options outstanding under the Plan may be assumed by a Subsidiary, or by another corporation or by a parent or subsidiary (within the meaning of Section 424 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the securities of the entity granting such new option rights or assuming the Company’s duties as to such Options.
VIII. Miscellaneous.
     8.1 Restrictions. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the Common Stock, or any consent or approval of any governmental body, or the taking of any action to perfect an exemption from the registration of such Common Stock under the Securities Act or any state securities law, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such shares of Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors. A Participant’s right to exercise Options granted under this Plan is conditioned on, and subject to, satisfaction of one of the following requirements: (i) the Board of Directors is reasonably satisfied that the exercise of the Options will be exempt from registration under the Securities Act of 1933, as amended, pursuant to SEC Rule 701, or (ii) the Participant is an “accredited investor” at the time of the exercise.
          The Board of Directors may from time to time impose such other conditions on the grant of awards or the exercise of Options granted under this Plan as it deems necessary or advisable to ensure that the Common Stock issued hereunder, and each exercise thereof, is exempt from the registration requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, a requirement that upon each exercise of the Options or award of Restricted Stock the Participant provide the Board of Directors with such investment representation letter or other documentation as the Board of Directors may deem to be necessary or desirable to qualify for an exemption from registration and printing legends on all certificates issued to the Participant referring to the restrictions on the transferability of such shares of Common Stock.
     8.2 Withholding Taxes.
          (a) The Board of Directors shall have the right to require participating employees to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.
          (b) The Company shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.
          (c) Amounts to which the Company is entitled pursuant to Section 8.2(a) or (b), may be paid, at the election of the Participant and with the express approval of the Board of Directors, either (i) paid in cash, (ii) withheld from the Participant’s salary or other compensation payable by the Company or the relevant Subsidiary, including cash payments made under this Plan, (iii) withheld from the shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or vesting of a Restricted Stock award, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”) not less than the minimum amount of tax the Company is required to withhold, (iv) by delivery to the Company of shares of Common Stock already held by the Participant (including newly vested Restricted Stock under this Plan) with a Fair Market Value on the Tax Date equal to the minimum amount of tax the Company is required to withhold, or (v) in any combination of the foregoing acceptable to the Board of Directors. A Participant’s election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Board of Directors, and shall be delivered to the Company prior to the Tax Date with respect to the exercise of an Option.
     8.3 Tax Loans. For periods prior to the time the Common Stock are registered under the Securities Exchange Act, at the discretion of the Board of Directors, the Company may make a loan to a Participant (i) in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option, or (ii) in connection with the vesting of Restricted Stock in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by the shares of Common Stock issued to the Participant or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

     8.4 Investment Representation. If the Board of Directors determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Board of Directors may demand that the Participant deliver to the Company at the time of any exercise of any Option, at time of the transfer of Restricted Stock, any written representation that Board of Directors determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof, and any other assurances that the Board of Directors deems appropriate. If the Board of Directors makes such a demand, delivery of a written representation satisfactory to the Board of Directors shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.
     8.5 No Right to Employment. Nothing in this Plan or in any Grant Agreement or other agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company (or Subsidiary) may have to terminate the employment of such Participant.
     8.6 Non-Uniform Determinations. The Board of Directors’ determinations under this Plan (including without limitation its determinations of the persons to receive Options, or Restricted Stock awards, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.
     8.7 No Rights as Stockholders. Participants granted Options under this Plan shall have no rights as stockholders of the Company as applicable with respect thereto unless and until certificates for the shares of Common Stock are issued to them.
     8.8 Transfer Restrictions. The Board of Directors may determine that any shares of Common Stock to be issued by the Company upon the exercise of Options or as Restricted Stock awards shall be subject to such further restrictions upon transfer as the Board of Directors determines to be appropriate.
     8.9 Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.
     8.10 Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.
XI. Administration.
          (a) The Plan shall be administered by the Board of Directors.

          (b) Except as provided in Section 3.2, the Board of Directors shall have the authority, in its sole discretion, from time to time: (i) to grant Options or Restricted Stock awards to officers, employees, directors and Consultants of the Company and its Subsidiaries, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Board of Directors shall deem appropriate; (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options or the vesting of Restricted Stock awards, as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options or Restricted Stock awards and to amend the Grant Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules or increase the Option Price for Options, as it may deem to be necessary; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.
          (c) All actions taken by the Board of Directors shall be final, conclusive and binding upon any eligible Participant. No member of the Board of Directors shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.
XII. Amendment and Termination.
     12.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under the stockholder approval requirements imposed on the Company by the Listing Rules of any stock exchange on which the Common Stock is listed, including an amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 7.2), (ii) extend the term of this Plan, or (iii) extend the period during which an Option may be exercised beyond ten years. The termination or amendment of this Plan shall not, without the consent of the affected Participant, affect such Participant’s rights under an award previously granted.
     12.2 Term of Plan. Unless previously terminated pursuant to Section 12.1, the Plan shall terminate on April 19, 2017, the tenth anniversary of the date on which the Plan became effective, and no Options or awards of Restricted Stock may be granted under this Plan on or after such date.